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                                                                    EXHIBIT 23.1


                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 1998, except as to Note 2, which is as of May 8, 1998, and Note 22, which is as of June 22, 1998, appearing on page F-2 of Hines Horticulture, Inc.'s (formerly Hines Holdings, Inc.) Prospectus dated June 22, 1998, filed pursuant to Rule 424(b) of the Securities Act, which relates to Hines Horticulture, Inc.'s Registration Statement on Form S-1 (No. 333-51943).



PRICEWATERHOUSECOOPERS LLP
Costa Mesa, California

July 6, 1998